Exhibit 10.1

FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of October 18, 2023 (this “Amendment”), is entered into by and among (i) Meteora Special Opportunity Fund I, LP (“MSOF”), (ii) Meteora Capital Partners, LP (“MCP”), (iii) Meteora Select Trading Opportunities Master, LP (“MSTO”), (iv) Meteora Strategic Capital, LLC (“MSC”) (with MSOF, MCP, MSTO and MSC collectively as “Seller”), (v) Perception Capital Corp. II, a Cayman Islands exempted company (“PubCo”) and (vi) Spectaire Inc., a private Delaware corporation (“Target”).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of January 14, 2023 (as amended from time to time, the “Confirmation”), by and among Seller, PCCT and Target. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

1.  Amendment: The parties hereto agree to amend the Confirmation as follows:

a. The section titled “Escrow” shall be deleted in its entirety.

b. Meteora Strategic Capital, LLC shall be added to the definition of Seller.

c. The last sentence of the section titled “Prepayment” shall be deleted in its entirety and replaced with: “The Prepayment Amount shall be transferred to an account designated in writing by the Seller.”

2. No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and Amendment, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA SPECIAL OPPORTUNITY FUND I, LP;

METEORA STRATEGIC CAPITAL, LLC;

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP; AND

METEORA CAPITAL PARTNERS, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	Managing Member

PERCEPTION CAPITAL CORP. II

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Chief Executive Officer

SPECTAIRE INC.

By:	/s/ Brian Semkiw
Name:	Brian Semkiw
Title:	Chief Executive Officer